Exhibit 23.7

CONSENT OF DOUGLAS L. BEAHM

I consent to all references to my name and any quotation from, or summarization of, Sections 3, 14-16 and 22-27 and my contributions to Sections 1, 2 and 21 of the Preliminary Feasibility Study entitled “Preliminary Feasibility Study for the Sheep Mountain Project, Fremont County, Wyoming, USA” dated January 30, 2023 with an effective date of December 31, 2021 (the "Preliminary Feasibility Study"), prepared by me, included or incorporated by reference in:

(i)    the Annual Report on Form 10-K for the period ended December 31, 2023 (the “10-K”) of Energy Fuels Inc. (the “Company”) being filed with the United States Securities and Exchange Commission, and any amendments or supplements thereto;

(ii)    the Company’s Form S-3 Registration Statements (File Nos. 333-253666 and 333-226878), and any amendments or supplements thereto; and

(iii)    the Company’s Form S-8 Registration Statements (File Nos. 333-217098, 333-205182, 333-194900, 333-226654 and 333-254559), and any amendments or supplements thereto.

I further consent to the filing of the Preliminary Feasibility Study as an exhibit to the 10-K.

/s/ Douglas L. Beahm
Douglas L. Beahm, P.E., P.G.

Date: February 23, 2024